UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2025

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On January 6, 2025, Sally W. Crawford, a member of the Board of Directors (the “Board”), notified Hologic, Inc. (“Hologic” or the “Company”) of her decision to not stand for re-election at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Ms. Crawford’s decision to not stand for re-election, which will mark her retirement from the Board after more than 17 years of distinguished service, was not related to any disagreement with management or other Board members related to the Company’s operations, policies or practices. The Board and management sincerely thank Ms. Crawford for everything she has done for the Company, including her exceptional leadership and dedication to the Company and its stockholders.

Scott T. Garrett, a member of the Board, will have reached the retirement age set forth in the Company’s Corporate Governance Guidelines at the time of the Comapny’s 2025 Annual Meeting; therefore, he will not be nominated for re-election at the Company’s 2025 Annual Meeting. The Board and management thank Mr. Garrett for his years of service and many contributions to the Company and its stockholders.

Effective as of the 2025 Annual Meeting, the size of the Board will be reduced to eight directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel